Exhibit (q)

INNOVATOR ETFs TRUST

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria and Robert Griffith, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, until the earlier of his or her resignation or removal as an officer of Innovator ETFs Trust (the “Trust”), each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara	President, Principal Executive Officer and	April 1, 2026
James A. McNamara	Trustee

/s/ Joseph F. DiMaria	Treasurer, Principal Financial Officer and	April 1, 2026
Joseph F. DiMaria	Principal Accounting Officer

/s/ Gregory G. Weaver	Chair and Trustee	April 1, 2026
Gregory G. Weaver

/s/ Cheryl K. Beebe	Trustee	April 1, 2026
Cheryl K. Beebe

/s/ Dwight L. Bush	Trustee	April 1, 2026
Dwight L. Bush

/s/ Kathryn A. Cassidy	Trustee	April 1, 2026
Kathryn A. Cassidy

/s/ John G. Chou	Trustee	April 1, 2026
John G. Chou

/s/ Joaquin Delgado	Trustee	April 1, 2026
Joaquin Delgado

/s/ Eileen H. Dowling	Trustee	April 1, 2026
Eileen H. Dowling

/s/ Lawrence Hughes	Trustee	April 1, 2026
Lawrence Hughes

/s/ John F. Killian	Trustee	April 1, 2026
John F. Killian

/s/ Steven D. Krichmar	Trustee	April 1, 2026
Steven D. Krichmar

/s/ Michael Latham	Trustee	April 1, 2026
Michael Latham

/s/ Lawrence W. Stranghoener	Trustee	April 1, 2026
Lawrence W. Stranghoener

/s/ Brian J. Wildman	Trustee	April 1, 2026
Brian J. Wildman